UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc. (the “Company”), was held on May 2, 2013. The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the SEC on March 19, 2013. At the Annual Meeting, the stockholders of the Company:

Item 1 Elected all nine director nominees to the Company’s Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until their respective successors have been elected:

Nominee	For	Withheld	Broker Non-Votes
James Browning	13,553,807	40,801	992,330
Charles Davis	13,580,673	13,935	992,330
Ditlef de Vibe	13,580,410	14,198	992,330
Kevin Mulloy	13,553,807	40,801	992,330
Kevin Neveu	13,532,545	62,063	992,330
Kevin O’Hara	13,580,673	13,935	992,330
Keith Olsen	13,580,673	13,935	992,330
Mark Slaughter	13,580,410	14,198	992,330
Brent Whittington	13,553,807	40,801	992,330

Item 2 Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Withheld/Abstain	Broker Non-Votes
14,515,408	70,015	1,515	0

Item 3 Approved as an advisory vote, the compensation of named executive officers:

For	Against	Withheld/ Abstain	Broker Non-Votes
13,582,320	8,576	3,712	992,330

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: May 7, 2013.